EXHIBIT 99.2

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2022 and the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2022 and the year ended June 30, 2022 are based on the historical consolidated financial statements of The Healing Company, Inc., a Nevada corporation (“HLCO” or the “Company”) and the Business (following the acquisition, Chopra HLCO LLC), to reflect the Company’s acquisition of the Business on a pro forma basis, and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2022 is presented as if the acquisition had occurred on December 31, 2022, and is derived from the condensed consolidated balance sheet of the Company at December 31, 2022 and the Statement of Net Liabilities Assumed of Chopra HLCO LLC at December 31, 2022 and gives effect to certain pro forma adjustments. The unaudited pro forma condensed consolidated statement of operations and comprehensive loss for the six months ended December 31, 2022 is presented as if the acquisition had occurred on July 1, 2022 and gives effect to certain pro forma adjustments and are derived from the unaudited condensed consolidated statement of operations and comprehensive loss of the Company for the six months ended December 31, 2022 and the audited Statement of Revenues and Direct Expenses of Chopra HLCO LLC for the six months ended December 31, 2022; the unaudited pro forma condensed consolidated statement of operations and comprehensive loss for the year ended June 30, 2022 are derived from the audited historical statement of operations of the Company for the year ended June 30, 2022 and the audited Statement of Revenues and Direct Expenses of Chopra HLCO LLC for the year ended June 30, 2022 and are presented as if the acquisition occurred on July 1, 2021 and gives effect to certain pro forma adjustments.

The unaudited pro forma condensed consolidated financial information is based on the assumptions set forth in the notes to such information. These adjustments are provisional and subject to further adjustment as additional information becomes available, additional analyses are performed, and as warranted by changes in current conditions and future expectations. The unaudited pro forma adjustments made in preparation of the unaudited pro forma information are based upon available information and assumptions that the Company considers to be reasonable and have been made solely for purposes of developing such unaudited pro forma condensed consolidated financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission (“SEC”).

The unaudited pro forma adjustments have been made solely for information purposes. The actual results reported by the Company in periods following the acquisition may differ significantly from that reflected in these unaudited pro forma condensed consolidated financial statements. As a result, the unaudited pro forma condensed consolidated information is not intended to represent and does not purport to be indicative of what the Company’s financial condition or results of operations would have been had the acquisition been completed on the applicable dates of this unaudited pro forma condensed consolidated financial information. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial condition and results of operations of the Company.

The unaudited pro forma condensed consolidated financial statements, including the notes thereto, should be read in conjunction with:

•

the audited consolidated financial statements of the Company for the year ended June 30, 2022 and the related notes thereto, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 12, 2022;

•

the unaudited condensed consolidated financial statements of the Company for the six months ended December 31, 2022 and the related notes thereto, included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 28, 2023;

•

the audited statements of revenues and direct expenses and the statements of net liabilities assumed of Chopra Global LLC Standalone Licensing, Product and Digital Business as of and for the years ended December 31, 2022 and 2021.

The purchase price allocation takes into account the information management believes is reasonable. Nevertheless, the Company has one year from the Closing Date to make a final determination of purchase accounting allocations; and, accordingly, adjustments may be made to the foregoing allocations for the acquisition.

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THE HEALING COMPANY INC.

UNAUDITED PROFORMA CONDENSED CONSOLIDTED BALANCE SHEET

(in thousands)

	As of December 31, 2022
	HLCO	Chopra HLCO LLC	Unaudited Pro Forma Adjustments		Unaudited Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$4,308	$292	$-		$4,600
Accounts receivable	414	368	-		782
Inventory, net	4,111	189	-		4,300
Prepaids	664	410	-		1,074
Advances to vendors	123	-	-		123
Other current assets	10	-	-		10
Total Current Assets	9,630	1,259	-		10,889

Property and equipment	66	-	-		66
Intangible assets, net	2,183	-	-		2,183
Goodwill	3,767	-	5,115	(1)	8,882
Security deposits	3	-	-		3
Deferred income tax	5	-	-		5
Total Assets	$15,654	$1,259	$5,115		$22,028

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$6,451	$521	$-		$6,972
Accounts payable - related party	142	-	-		142
Deferred revenue	1,043	1,877	-		2,920
Loan	3,000	-	-		3,000
Loan payable - related party	169	-	-		169
Advances payable - related parties	3	-	-		3
Other current liabilities	404	262	-		666
Sales tax payable	73	-	-		73
Total Current Liabilities	11,285	2,660	-		13,945
Total Liabilities	$11,285	$2,660	$-		$13,945

Stockholder’s Equity (Deficit)

Preferred shares	5	-	-		5
Common Shares	51	-	2	(2)	53
Additional paid-in capital	33,670	104	208	(2)	33,982
Deferred compensation	(10,083)	-	-		(10,083)
Accumulated deficit	(18,895)	(1,505)	4,905	(2)	(15,495)
Other comprehensive income (loss)	(379)	-	-		(379)
Total Stockholder’s Equity (Deficit)	4,369	(1,401)	5,115		8,083
Total Liabilities and Stockholder’s Equity (Deficit)	$15,654	$1,259	$5,115		$22,028

See the unaudited notes to the Pro Forma Condensed Consolidated Financial Statements.

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THE HEALING COMPANY INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPRENSIVE LOSS FOR THE SIX MONTHS ENDED DECEMBER 31, 2022

(in thousands, except share and per share amounts)

	For the Six Months ended December 31 ,2022
	HLCO (Historical)	Chopra HLCO LLC (Historical)	Adjustments to Align Periods	Combined Historical	Pro Forma Adjustments	Pro Forma Combined

Revenues	$2,374	$4,403	$(2,251)	$4,526	$-	$4,526
Cost of revenues	1,479	1,185	(661)	2,003	-	2,003
Gross profit	895	3,218	(1,590)	2,523	-	2,523

Operating expenses:
Advertising and marketing	340	421	(226)	535	-	535
Shipping and logistics	296	-	-	296	-	296
Software and maintenance	-	441	(235)	206	-	206
General and administrative	5,149	1,716	(907)	5,958	-	5,958
Professional and consulting fees	5,089	87	(36)	5,140	-	5,140
Other operating expenses	-	169	(84)	85	-	85
Management fees	771	-	-	771	-	771
Total operating expenses	11,645	2,834	(1,488)	12,991	-	12,991

Other income (expense):
Interest expenses, net	(940)	46	-	(894)	-	(894)
Foreign currency gain, net	372	-	-	372	-	372
Other income (expense)	1,014	3	(2)	1,015	-	1,015
Total other income (expense)	446	49	(2)	493	-	493

Income (loss) from operations	(10,304)	433	(104)	(9,975)	-	(9,975)

Provisions for income taxes	-	(8)	8	-	-	-

Net income (loss)	$(10,304)	$425	$(96)	$(9,975)	$-	$(9,975)

Other comprehensive income (expense)
Foreign currency translation adjustment	(387)	-	-	(387)	-	(387)
Total other comprehensive income (expense)	$(10,691)	$425	$(96)	$(10,362)	$-	$(10,362)

Basic and diluted loss per share	$(0.22)	$-	$-	$(0.22)	$-	$(0.22)

Weighted average number of common shares outstanding	47,307,106	-	-	47,307,106	-	47,307,106

See the unaudited notes to the Pro Forma Condensed Consolidated Financial Statements.

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THE HEALING COMPANY INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPRENSIVE LOSS FOR THE YEAR ENDED JUNE 30, 2022

(in thousands, except share and per share amounts)

	For the Year Ended June 30, 2022
	HLCO (Historical)	Chopra HLCO LLC (Historical)	Adjustments to Align Periods	Combined Historical	Pro Forma Adjustments	Pro Forma Combined

Revenues	$-	$4,403	$94	$4,497	$-	$4,497
Cost of revenues	-	1,185	233	1,418	-	1,418
Gross profit	-	3,218	(139)	3,079	-	3,079

Operating expenses:
Advertising and marketing	-	421	4	425	-	425
Software and maintenance	-	441	33	474	-	474
Impairment of intangible assets and inventory	138	-	-	138	-	138
General and administrative	7,014	1,716	-	8,730	-	8,730
Professional and consulting fees	525	87	(33)	579	-	579
Other operating expenses	-	169	35	204	-	204
Management fees	585	-	-	585	-	585
Total operating expenses	8,262	2,834	39	11,135	-	11,135

Other income (expense):
Interest expenses, net	(2)	46	(46)	(2)	-	(2)
Other income (expense)	-	5	-	5	-	5
Total other income (expense)	(2)	51	(46)	3	-	3

Income (loss) from operations	(8,264)	435	(224)	(8,053)	-	(8,053)

Provisions for income taxes	-	(8)	8	-	-	-

Net income (loss)	$(8,264)	$427	$(216)	$(8,053)	$-	$(8,053)

Other comprehensive income (expense)
Foreign currency translation adjustment	7	-	-	7	-	7
Total other comprehensive income (expense)	$(8,257)	$427	$(216)	$(8,046)	$-	$(8,046)

Basic and diluted loss per share	$(0.19)			(0.19)		(0.17)

Weighted average number of common shares outstanding	44,001,550	-	-	44,001,550		47,307,106

See the unaudited notes to the Pro Forma Condensed Consolidated Financial Statements.

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THE HEALING COMPANY INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ACQUISITION OF CHOPRA HLCO

On March 3, 2023, The Healing Company Inc., and Chopra HLCO LLC, an indirect wholly owned subsidiary of the Company purchased certain assets and certain liabilities (the “Purchased Assets”) of Chopra Global, LLC.

The consideration paid and payable by Buyer for the Purchased Assets is the Purchase Price of up to Five Million Dollars ($5,000,000) in cash plus newly issued shares of the Company’s Common Stock. In total, the initial cash purchase amount consists of $3.5 million in cash, of which the Company has paid $2.5 million as of March 31, 2023, with the final $1 million paid in April 2023, and 1.4 million shares of the Company’s unregistered, restricted common stock issued on Closing. Additionally, up to three (3) earnout payments of One Million Dollars ($1,000,000) in value each (the “Earnout Payments”) may be paid to Seller, subject to and payable in accordance with earnout thresholds specified in the Purchase Agreement. Each of these Earnout Payments will be comprised of fifty percent (50%) in cash and fifty percent (50%) in shares of the Common Stock (the “Earnout Shares”). The Earnout Payments will be earned (i) for the period starting March 1, 2023 and ending December 31, 2023 if net revenue of the Chopra Business (then operated by Buyer) exceeds Five Million Nine Hundred Thousand Dollars $5,900,000; (ii) for the calendar year ending December 31, 2024 if such net revenue exceeds $11,000,000; and (iii) for the calendar year ending December 31, 2025 if such net revenue exceeds $15,000,000. The Earnout Shares will be valued at the market price at the time of issuance based on the five-day volume weighted average price of the Common Stock prior to the last day of the applicable measurement year. If the Company is taken private or undergoes a Change of Control (as defined in the Asset Purchase Agreement), any subsequent Earnout Payment will be paid 100% in cash.

The following table shows the allocation of the purchase price for the Company to the acquired identifiable assets, liabilities assumed and goodwill as of this filing.

( in thousands)

Consideration (1)	$3,710

Assets acquired:
Cash and cash equivalents	292
Prepaids	345
Inventory	216
Total assets acquired	$853

Liabilities assumed
Deferred revenue	$1,965
Retreat liability	293
Total liabilities assumed	2,258

Net liabilities acquired	(1,405)

Goodwill (2)	$5,115

The above purchase price allocation is not reflected in the unaudited pro forma condensed balance sheet at December 31, 2022 (see Note 4).

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THE HEALING COMPANY INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma condensed consolidated financial statements have been compiled in a manner consistent with the accounting policies adopted by the Company. The accounting policies of Chopra Global LLC were not deemed to be materially different to those adopted by the Company. See the Company’s audited financial statements as of June 30, 2022 and 2021.

__________

1 Consideration consists of the following: $3.5 million cash paid to Chopra Global LLC at the acquisition date, $1.4 million of shares transferred to Chopra Global LLC at the acquisition date.

2 Goodwill is the excess of the purchase price over the fair value of the underlying assets. In accordance with applicable accounting standards, goodwill is not amortized but instead is tested for impairment at least annually or more frequently if certain indicators are present. Goodwill and intangibles are not deductible for tax purposes.

NOTE 3 - ACQUISITION-RELATED COSTS

In conjunction with the Acquisition, the Company incurred acquisition-related charges, related primarily to investment banking, legal, accounting and other professional services which are expensed as incurred.

NOTE 4 - PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed consolidated financial statements are based upon the historical financial statements of the Company and Chopra HLCO LLC and certain adjustments which the Company believes are reasonable to give effect to the Acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual impacts will likely differ from the pro forma adjustments. The unaudited pro forma condensed consolidated balance sheet at December 31, 2022 reflects the assets, liabilities and equity positions of the Company and Chopra HLCO LLC as of December 21, 2022. This differs from the fair value of the assets and liabilities acquired by the Company on March 3, 2023 as discussed above in Note 1. However, the Company believes that the preliminary determination of the fair value of goodwill and other related assumptions utilized in preparing the unaudited pro forma condensed consolidated financial statements provide a reasonable basis for presenting the pro forma effects of the Acquisition.

The adjustments made in preparing the unaudited pro forma condensed consolidated financial statements are as follows:

(1) Reflects the estimated amount of goodwill purchased as part of the acquisition.

(2) Reflects the fair value of the common stock issued to the sellers.

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